EXHIBIT 1

                               Accountants Letter

WINTER, SCHEIFLEY & ASSOCIATES, P.C.
Certified Public Accountants
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August 28, 1996



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:      Hollywood Trenz, Inc.

Dear Sir/Madam:

Pursuant to the request of the above referenced Company, we affirm that:

     (1) We have read the Company's response to Item 4 of Form 8-K/A, Amendment No. 1 dated August 28, 1996; and


     (2)       We agree with the response.

Very truly yours,
Winter, Scheifley & Associates, P.C.

/s/ Winter, Scheifley & Associates, P.C.
















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5299 DTC Boulevard                                2300 Glades Road
Suite 300                                         Suite 415 East
Englewood, Colorado 80111                         Boca Raton, Florida 33431
(303) 290-0101                                    (407) 347-6417
FAX (303) 694-6761